EXHIBIT 99.2

  Adeona to Present at OneMedForum 2010 San Francisco

Ann Arbor, MI,  January 12, 2010, Adeona Pharmaceuticals, Inc., (AMEX:AEN - News), a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of zinc deficiency and chronic copper toxicity in the mature population, announced today that that Steve H. Kanzer, CPA, JD, Chairman of Adeona, will present at the OneMedPlace Finance Forum 2010 at 12:15 p.m. (PT) on Wednesday, January 13, 2010 at The Sir Francis Drake Hotel, 450 Powell Street at Sutter, Union Square, San Francisco, CA.

About the OneMedForum 2010

Held annually in San Francisco, the OneMedPlace Finance Forum was created to connect emerging healthcare and life science companies with investors and strategic partners. Over 100 company presentations will occur by some of the most promising - and typically least recognized - companies in the world. Recognizing the impacts and opportunities connected to healthcare reform and the stimulus package, the conference has added a third day dedicated to Health Information.

More information is available at http://www.onemedplace.com/onemedforum/index.php.

About Adeona Pharmaceuticals, Inc.

Adeona Pharmaceuticals, Inc. (AMEX: AEN) is a specialty pharmaceutical company dedicated to the awareness, diagnosis, prevention and treatment of zinc deficiency and chronic copper toxicity in the mature population. Adeona believes that these conditions may contribute to the progression of debilitating degenerative diseases, including, Dry Age-Related Macular Degeneration (Dry AMD), Alzheimer's disease (AD) and mild cognitive impairment (MCI) in susceptible persons. Using Adeona’s proprietary, modified oral zinc delivery technologies, Adeona is preparing to initiate the first clinical trial of oral zinc therapy for the once-a-day dietary management of AD and MCI. Adeona is also developing a number of late-stage clinical drug candidates for the treatment of rheumatoid arthritis and multiple sclerosis. For further information, please visit www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding designing additional clinical trials for its oral zinc therapies, dnaJP1, Zinthionein, Zinthionein ZC, flupirtine, or Trimesta. Adeona is at an early stage of development and may not ever have any products that generate significant revenue. Adeona’s Hartlab subsidiary is generating modest revenues and its future success will likely depend upon its ability to successfully introduce and market new specialty diagnostic assays to generate additional revenues. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure of Adeona's product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company's products or to comply with ongoing regulatory requirements, regulatory limitations relating to the company's ability to promote or commercialize its products for awareness, prevention, diagnosis or treatment of zinc deficiency and chronic copper toxicity, a lack of acceptance of Adeona's product candidates in the marketplace, a failure of the company to become or remain profitable, that we will continue to meet the continued listing requirements of the American Stock Exchange (which, unlike other exchanges, does not require us to maintain any minimum bid price with respect our stock but does require us to maintain a minimum of $6 million in stockholders' equity during the current year, for example), our inability to obtain the capital necessary to fund the company's research and development activities, a loss of any of the company's key scientists or management personnel, and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2008, Forms 10-Q for quarters ending in 2009 and any other filings with the SEC. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For Further Information Contact:

Steve H. Kanzer, CPA, JD
Chairman
(734) 332-7800 x39